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                              FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into as of the 14th day of August, 1998, by and between ALVIN W. LEINGANG (hereinafter referred to as the "Landlord") and THERMAL LINE WINDOWS, L.L.P. (hereinafter referred to as the "Tenant").

                                     RECITALS:

     A. Landlord and Tenant have entered into a Standard Commercial Lease dated January 2, 1996 (the "Lease") for certain premises (the "Premises") located in Mandan, North Dakota, as more particularly set forth therein.

     B.   Landlord and Tenant desire to amend the Lease as set forth below.

     NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:


     1.   Paragraph 1.6 shall be revised to read as follows:

          "1.6  Permitted Use: Any lawful purpose."

     2. The following shall be inserted after the definition of "operating expenses" in Paragraph 2.3 on Page 2 of the Lease:

          Tenant shall have the right at its own expense to challenge any tax or assessment; such challenge will not, however, relieve Tenant's obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes or assessments, Tenant shall be entitled to a refund of such reduction within fourteen (14) days of the date such refund amount is received by Landlord. If the challenge results in reduction of a bill prior to payment by Landlord, Tenant shall not be entitled to a refund, but shall have its bill appropriately reduced.

     3. The first sentence of Paragraph 6.2 on Page 4 shall be revised to read as follows:

          "Any remodeling, alterations and additions to the Premises which Tenant may deem necessary shall be made at Tenant's expense, and Landlord hereby consents thereto. Major structural changes to the Premises shall be made only with Landlord's written consent.

     4.   Paragraph 7.1 on Page 4 shall be revised to read as follows:

          "If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after

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the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of the Landlord or the Tenant by written notice to the other party within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification."

     5. The first sentence of Paragraph 7.4 on Page 4 of the Lease shall be revised as follows:

          "Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, except for intentional or grossly negligent acts of the parties, it being the intent of the parties that in the event of loss caused by ordinary negligence, the parties agree to look solely to the proceeds of insurance policies.

     6.   The following shall be inserted as Paragraph 11.6:

          If Landlord shall fail to promptly keep and perform any of its representations and warranties strictly in accordance with the terms of this Lease and shall continue in default for a period of thirty (30) days after written notice thereof to Landlord, then Tenant may, at its sole option and discretion, exercise any or all of the following remedies:

          (A) declare this Lease ended and vacate the leased premises without incurring additional rent or other costs associated with the lease of the leased premises; or

          (B) remain in the leased premises and withhold rent and other costs due Landlord until such time as Landlord cures such default; or

          (C) perform any Landlord obligation, and all expenses (including without limitation, reasonable attorney fees) incurred by Tenant in performing such obligation shall be deemed an obligation of Landlord to Tenant and shall be paid to Tenant on demand.

     7.   Article 16 shall be revised to read as follows:

          "Landlord grants Tenant the option to renew this Lease for 2 additional terms of 5 years each at the same Base Rent by providing Landlord 120 days notice prior to lease termination."

     8. All other terms and conditions of the Lease shall remain the same, except as expressly modified herein.


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     IN WITNESS WHEREOF, the parties hereto have hereunto executed this First
Amendment to Lease as of the date set forth above.


                              LANDLORD:


                              /s/ Alvin W. Leingang
                              ----------------------------------------
                              ALVIN W. LEINGANG



                              TENANT:

                              THERMAL LINE WINDOWS, L.L.P.


                              By:  /s/
                                   -----------------------------------
                                   ICE, INC., General Partner


                              By:  /s/ Stephen A. Hoffmann
                                   -----------------------------------
                                   Stephen A. Hoffmann, President


                              By:
                                   -----------------------------------
                                   BLIZZARD ENTERPRISES, INC.,
                                   General Partner


                              By:  /s/ Stephen A. Hoffmann
                                   -----------------------------------
                                   Stephen A. Hoffmann, President


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